                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Dynatech Corporation
                (Name of Registrant as Specified In Its Charter)

                              Dynatech Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- - - --------------------------------------------------------------------------------

                         [DYNATECH CORPORATION LOGO]

                                                                   June 17, 1994

Dear Stockholder:

      You are cordially invited to attend Dynatech Corporation's 1994 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Tuesday, July 26 at the Goodwin, Procter & Hoar Conference Center, 2nd Floor, Exchange Place, Boston, Massachusetts.

      In addition to the election of three Directors, you will be asked to consider and approve a proposal regarding the Corporation's 1994 Stock Option and Incentive Plan. These issues are described more fully in the enclosed proxy statement, which I hope you will read carefully.

      At the Annual Meeting, I am looking forward to presenting an overview of Dynatech's operations and outlook for the future. In particular, I will review the fundamental changes we have made to our Company and strategy following our separation into two distinct businesses, Information Support Products and Diversified Instrumentation.

      It is very important that your shares are represented at the meeting, regardless of the size of your holdings. Even if you plan to attend in person, please sign, date and mail the enclosed proxy card as soon as possible.

      For those of you who will be able to join us, I look forward to meeting you personally on July 26. On behalf of the Board of Directors, let me express my appreciation for your continued interest in Dynatech Corporation.

                                            Sincerely,



                                            JOHN F. RENO
                                            President and Chief Executive
                                            Officer

                         [DYNATECH CORPORATION LOGO]

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                                       Burlington, Massachusetts
                                                                   June 17, 1994

To the Stockholders of
  Dynatech Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Dynatech Corporation will be held in the Goodwin, Procter & Hoar Conference Center, 2nd Floor, Exchange Place, Boston, Massachusetts on Tuesday, July 26, 1994 at 10:00 a.m. for the following purposes:

     1. To elect a class of three Directors to serve for a three-year term and until their successors are elected and qualified;

     2. To consider and act upon a proposal to approve the adoption by the Board of Directors of the Corporation's 1994 Stock Option and Incentive Plan; and

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 13, 1994 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors



                                            ROBERT H. HERTZ
                                                  Clerk

- - - -------------------------------------------------------------------------------
     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO
COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE.
- - - -------------------------------------------------------------------------------

                              DYNATECH CORPORATION

                                PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 26, 1994

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dynatech Corporation (the "Company"). The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Clerk of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on June 13, 1994 as the record date for determining the stockholders entitled to notice of, and to vote at, this annual meeting and any adjournment thereof. On that date there were outstanding and entitled to vote 9,297,009 shares of the Company's Common Stock, par value $.20 per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

     The Corporate Headquarters of the Company are located at 3 New England Executive Park, Burlington, Massachusetts 01803-5087. This statement and the enclosed proxy are first being mailed to stockholders on or about June 17, 1994.

     The Company's Annual Report for the fiscal year ended March 31, 1994, containing financial statements for that year and prior periods, is being mailed to stockholders concurrently with this statement.

                                 PROPOSAL NO. 1

                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of the Company is comprised of nine members. The Board of Directors is divided into three classes, with the Directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of stockholders.

     At the Annual Meeting, a class of three Directors will be elected to serve for three years until the 1997 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Theodore Cohn, Warren A. Law, and John F. Reno as a class of Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of the Company. The Board of Directors anticipates that each of the Nominees will stand for election and will serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. When a quorum is present, a plurality of the votes cast of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for the election of Directors. The holders of a majority in interest of all stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information, as of June 1, 1994, with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 1995 and 1996, based upon information furnished by them.

                  NOMINEES FOR ELECTION AT 1994 ANNUAL MEETING
                       (CLASS WITH TERM EXPIRING IN 1997)
                        NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR
                      FOR AT LEAST THE PAST FIVE YEARS                      AGE        SINCE
                      --------------------------------                      ---       --------
     Theodore Cohn (A)(C)                                                   71          1976
       Management Consultant, New York, New York, and a Director of
       Diagnostic Retrieval Systems, Inc.

     Warren A. Law (A)(N)                                                   70          1978
       Edmund Cogswell Converse Professor of Banking and Finance
       Emeritus at the Graduate School of Business Administration,
       Harvard University, Boston, Massachusetts. Dr. Law is a Director
       of Crompton & Knowles Corp. and Charter Power Systems, Inc.

     John F. Reno (E)                                                       55          1993
       President and Chief Executive Officer of the Company since
       January 1993; President and Chief Operating Officer from July
       1991 to January 1993; Executive Vice President and Chief
       Operating Officer prior to July 1991. Mr. Reno is a Director of
       Millipore Corporation.

                              CONTINUING DIRECTORS
                       (CLASS WITH TERM EXPIRING IN 1995)
                        NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR
                      FOR AT LEAST THE PAST FIVE YEARS                      AGE        SINCE
                      --------------------------------                      ---       --------
     O. Gene Gabbard (C)                                                    54          1994(1)
       Consultant and entrepreneur who works with high technology start-up companies. Prior to that, Mr. Gabbard was an Executive
       Vice President and Chief Financial Officer of MCI Communications
       Corporation. Mr. Gabbard is a Director of InterCel, Inc.

     Richard K. Lochridge (A)(N)                                            50          1986
       President and Chief Executive Officer of Lochridge and Company,
       Inc., Boston, Massachusetts, a management consulting firm. Prior to that, Mr. Lochridge was a Vice President of the Boston
       Consulting Group, Boston, Massachusetts and a member of the
       Management Committee of the Boston Consulting Group, Inc. Mr.
       Lochridge is a Director of Scott Paper Company and Hannaford
       Brothers Food, Inc.

     Hon. Paula Stern (C)(N)                                                49          1988
       President of The Stern Group, an international trade advisory firm located in Washington, D.C. and Senior Fellow of the
       Progressive Policy Institute, policy group. Prior to that, Dr.
       Stern served as Commissioner of the United States International
       Trade Commission from 1978 until 1987. She chaired that Agency from 1984 to 1986. Dr. Stern is a Director of Scott Paper
       Company, Westinghouse Electric Corporation, and Harcourt General,
       Inc.

                              CONTINUING DIRECTORS
                       (CLASS WITH TERM EXPIRING IN 1996)
                        NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR
                      FOR AT LEAST THE PAST FIVE YEARS                      AGE        SINCE
                      --------------------------------                      ---       --------
     Warren M. Rohsenow (E)                                                 73          1959
       Honorary Chairman of the Board of Directors of the Company;
       Professor Emeritus, Department of Mechanical Engineering,
       Massachusetts Institute of Technology, Cambridge, Massachusetts.
       Dr. Rohsenow is a Director of Thermal Process Systems Inc.

     J. P. Barger (E)                                                       67          1959
       Chairman of the Board of the Company since July 1991; Chief
       Executive Officer prior to January 1993; President prior to July
       1991. Mr. Barger is a Director of Infosoft International, Inc.

     James B. Hangstefer (C)(E)                                             67          1963
       President of Cordel Associates, Inc., Waltham, Massachusetts, a
       business consultant. Mr. Hangstefer is a Director of Aerovox
       Corporation.

- - - ---------------
(A) Member of the Audit Committee.
(C) Member of the Compensation Committee.
(E) Member of the Executive Committee.
(N) Member of the Nominating Committee.
(1) Mr. Gabbard was elected as a Director of the Company in March 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has Executive, Audit, Compensation, and Nominating Committees of the Board of Directors.

     The Board of Directors met eight times during the year ended March 31, 1994. Each Director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

     The Executive Committee, which met three times in fiscal year 1994, is vested with the authority of the Board of Directors in most matters between meetings of the Board of Directors.

     The Audit Committee, which met on three occasions in fiscal year 1994, recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee also periodically reviews the job performance of the Chief Financial Officer. The Company's financial personnel and independent public accountants have free access to the Committee.

     The Compensation Committee reviews the Company's executive compensation and benefit policies as further described in the Compensation Committee Report on Executive Compensation included in this proxy statement. The Committee met two times during fiscal year 1994. The Company is not aware of any Compensation Committee interlocks.

     The Nominating Committee was established in 1994 and met on three occasions in fiscal year 1994. The Committee is charged with the responsibility of evaluating the Board of Directors' structure, personnel, and processes so as to permit the Board of Directors to discharge successfully its fiduciary duties and to consider the needs of the Company's stockholders. In this connection, the Nominating Committee recommends to the

Board of Directors the slate of nominees for election as Director at each annual meeting of stockholders. The Nominating Committee will consider the recommendation of any stockholder with respect to nominees for election to the Board of Directors. Any such recommendation should be accompanied by all relevant information, including the information required by the applicable rules of the Securities and Exchange Commission and any other industry experience. To make a recommendation, a stockholder should send the nominee's name and supporting information to the Clerk of the Company at the Company's principal offices. In order to permit the Nominating Committee to give fair consideration to any such recommendation, the information should be received by the date specified under the applicable rules of the Securities and Exchange Commission relating to stockholder proposals. The Nominating Committee consists of Directors who are not officers or employees of the Company or any subsidiary of the Company.

COMPENSATION OF DIRECTORS

     Compensation of non-employee Directors of the Company is at the rate of $1,500 for each Board of Directors or special committee meeting attended ($500 for each special committee meeting held before or after a meeting of the Board of Directors), $750 for a meeting held over the telephone, plus a quarterly retainer fee paid at the rate of $4,000 per quarter. The Chairman of the Compensation Committee and of the Nominating Committee is paid an additional retainer of $1,000 per quarter, and the Chairman of the Audit Committee is paid an additional retainer of $500 per quarter.

                             PRINCIPAL STOCKHOLDERS

     Based upon information contained in the most recent Schedule 13D, Schedule
13G, or other information available to the Company, the following entities beneficially owned more than five percent (5%) of the Company's Common Stock as of June 10, 1994:

                                                                SHARES
                               NAME                              OWNED      PERCENTAGE(1)
                               ----                             -------     -------------
     Trimark Investment Management Inc........................  575,500          6.2%
     One First Canadian Place
     Suite 5600, P.O. Box 487
     Toronto, Ontario
     Canada M5X 1E5

     The SC Fundamental Value Fund, L.P. (and affiliates).....  887,300          9.6%
     712 Fifth Avenue
     New York, NY 10019

- - - ---------------
(1) Based on the number of shares of Common Stock outstanding as of June 10, 1994.

     J. P. Barger, Chairman of the Board of the Company, owned beneficially 564,336 shares of Common Stock, representing 6.1% of the shares outstanding as of June 10, 1994.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of June 1, 1994, with respect to the shares of Common Stock of the Company beneficially owned by each Director of the Company, each of the executive officers named in the Summary
Compensation Table herein, and by all Directors and executive officers as a group.

                                                                 AMOUNT AND              PERCENTAGE
                                                                  NATURE OF              OF COMMON
                  NAME OF INDIVIDUAL                       BENEFICIAL OWNERSHIP(1)        STOCK(2)
                  ------------------                       -----------------------       ----------
Theodore Cohn..........................................             10,000                  *
Warren A. Law..........................................                350                  *
John F. Reno...........................................             43,485(3)               *
O. Gene Gabbard........................................                  0                  --
Richard K. Lochridge...................................              3,000                  *
Hon. Paula Stern.......................................                200                  *
Warren M. Rohsenow.....................................            256,814(4)               2.8%
J. P. Barger...........................................            564,336(5)               6.1%
James B. Hangstefer....................................             18,000(6)               *
Jack Shirman...........................................              6,300(7)               *
John R. Peeler.........................................             10,340(8)               --
Robert H. Hertz........................................             23,149(9)               *
Roger C. Cady..........................................                  0                  --
Terence F. Kelly.......................................             19,005(10)              *
All Directors and executive officers (18 persons)......            958,184(11)             10.3%

- - - ---------------
* Less than 10%

 (1) Represents shares of Common Stock beneficially owned on June 1, 1994 based upon information supplied by the persons listed. Unless otherwise noted, each person has sole voting and investment power with respect to such shares.
 (2) Based upon the number of shares of Common Stock outstanding as of June 1, 1994. Common Stock includes all outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended), all Common Stock subject to any right of acquisition by such person, through exercise or conversion of any security, within 60 days of June 1, 1994.
 (3) Includes 1,000 shares owned by his spouse and 5,525 shares owned by a relative for which Mr. Reno has power of attorney. Includes 27,720 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of June 1, 1994.
 (4) Includes 15,580 shares owned by his spouse, as to which Dr. Rohsenow disclaims any beneficial ownership.
 (5) Includes 270 shares owned by his spouse, as to which Mr. Barger disclaims any beneficial ownership.
 (6) Includes 3,000 shares owned by his spouse, as to which Mr. Hangstefer disclaims any beneficial ownership.
 (7) Consists of 6,300 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of June 1, 1994.
 (8) Consists of 10,340 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of June 1, 1994.

 (9) Includes 400 shares of Common Stock held jointly by Mr. Hertz and his spouse. Includes 20,500 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of June 1, 1994.
(10) Includes 105 shares of Common Stock held jointly by Mr. Kelly and his spouse, and 18,900 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of June 1, 1994.
(11) Includes 70,120 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of June 1, 1994. Excludes shares which may become vested and exercisable upon a Change in Control as defined in the stock option plan pursuant to which such options were granted.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth information concerning compensation awarded to, earned by or paid to the Company's Chief Executive
Officer and five highest paid executive officers for services rendered in all capacities with respect to the Company's fiscal years ended March 31, 1992, 1993 and 1994.

                                                                                   LONG TERM COMPENSATION
                                                                              ------------------------------------
                                   ANNUAL COMPENSATION                              AWARDS              PAYOUTS
- - - ------------------------------------------------------------------------------------------------------------------------------
            (A)                 (B)        (C)         (D)         (E)          (F)           (G)          (H)          (I)
                                                                  OTHER
            NAME                                                 ANNUAL      RESTRICTED                              ALL OTHER
            AND                                                  COMPEN-       STOCK        OPTIONS/      LTIP        COMPEN-
         PRINCIPAL            FISCAL     SALARY       BONUS      SATION       AWARD(S)        SARS       PAYOUTS      SATION
         POSITION              YEAR        ($)         ($)       ($)(1)         ($)           (#)          ($)        ($)(2)
        ----------           -------    -------     -------     -------     ----------     --------     -------     ---------
John F. Reno................   1994      370,000      26,492       --           --                0        --           3,907
  President and                1993      313,750     256,652       --           --           52,000        --           5,612
  Chief Executive Officer      1992      280,000     134,750       --           --           10,000        --           *

Jack Shirman................   1994      220,000     136,185       --           --                0        --           3,828
  Corporate Vice President     1993      210,000     168,393       --           --           13,000        --           5,499
    -- Venture Group           1992      185,000     163,403       --           --            5,000        --           *

John R. Peeler..............   1994      200,000     120,804       --           --                0        --           3,882
  Corporate Vice President     1993      185,000     189,213       --           --           18,000        --           5,575
    -- Communications Test     1992      145,000     138,446       --           --            3,500        --           *
    Division

Robert H. Hertz.............   1994      195,000       9,372       --           --                0        --           3,907
  Treasurer and                1993      185,000     117,932       --           --           13,000        --           5,612
  Chief Financial Officer      1992      175,000      60,291       --           --            5,000        --           *

Roger C. Cady...............   1994      200,000           0       --           --           10,000        --               0
  Corporate Vice President     1993        9,420           0       --           --                0        --               0
  -- Business Development      1992        --          --          --           --            --           --           --

Terence F. Kelly............   1994      210,000           0       --           --                0        --           3,907
  Former Corporate             1993      200,000     215,385       --           --            8,500        --           5,415
  Vice President(3)            1992      190,000      18,243       --           --            1,000        --           *

- - - ---------------
  * According to the transitional provisions of the rules of the Securities and Exchange Commission, information for this column is not required to be disclosed for fiscal years ending prior to December 15, 1992 and is therefore omitted.

(1) Perquisites and other personal benefits paid to each named executive officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each named executive officer, and accordingly, are therefore omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(2) Figures in this column represent the Company's contributions on behalf of each of the executive officers under the Company's 401(k) plan.

(3) Mr. Kelly resigned as Corporate Vice President of the Company on December 6, 1993. Pursuant to an agreement relating to his resignation as Corporate
    Vice President of the Company, Mr. Kelly will receive bimonthly payments of $8,750 until June 1995.


OPTION GRANTS IN LAST FISCAL YEAR

     The following chart sets forth information concerning individual grants of stock options to the named executive officers during the fiscal year ended March
31, 1994.

                                                                                                                 POTENTIAL
                                                                                                                REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                                                                             ANNUAL RATES OF
                                                                                                               STOCK PRICE
                                                                                                             APPRECIATION FOR
                                          INDIVIDUAL GRANTS                                                    OPTION TERM
- - - -----------------------------------------------------------------------------------------------------      --------------------
                  (A)                          (B)              (C)            (D)            (E)            (F)          (G)
                                             NUMBER          % OF TOTAL
                                          OF SECURITIES       OPTIONS
                                           UNDERLYING        GRANTED TO      EXERCISE
                                             OPTIONS         EMPLOYEES       OR BASE
                                             GRANTED         IN FISCAL        PRICE        EXPIRATION
NAME                                           (#)              YEAR          ($/SH)          DATE          5%($)       10%($)
- - - ----                                      -------------      ----------      --------      ----------      -------      -------
John F. Reno...........................            0              --              --           --               --           --
Jack Shirman...........................            0              --              --           --               --           --
John R. Peeler.........................            0              --              --           --               --           --
Robert H. Hertz........................            0              --              --           --               --           --
Roger C. Cady..........................       10,000             100%          27.50            *          132,340      320,000
Terence F. Kelly.......................            0              --              --           --               --           --

- - - ---------------
* Options vest annually in five equal installments over a five-year period beginning on April 9, 1996. Options expire three years after vesting.

     The table also shows the value of the options granted at the end of the option terms if the price of the Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all shareholders will increase.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following chart sets forth certain information regarding stock option exercises by the named executive officers during the fiscal year ended March 31, 1994 and stock options held by the named executive officers at March 31, 1994.

                      (A)                               (B)              (C)              (D)                 (E)
                                                                                       NUMBER OF
                                                                                      SECURITIES             VALUE OF
                                                                                      UNDERLYING           UNEXERCISED
                                                                                      UNEXERCISED          IN-THE-MONEY
                                                                                      OPTIONS AT            OPTIONS AT
                                                                                       FY-END(#)            FY-END($)
                                                                        VALUE        -------------       ---------------
                                                  SHARES ACQUIRED      REALIZED      EXERCISABLE/          EXERCISABLE
NAME                                               ON EXERCISE(#)         ($)        UNEXERCISABLE        UNEXERCISABLE
- - - ----                                              ---------------      --------      -------------        -------------
John F. Reno...................................          0                  --          27,720/56,000      544,240/1,230,000
Jack Shirman...................................          0                  --           6,300/15,000        113,550/325,750
John R. Peeler.................................        1,680             1,590          10,340/19,400        193,435/426,050
Robert H. Hertz................................          0                  --          20,500/15,000        439,750/325,750
Roger C. Cady..................................          0                  --               0/10,000              0/275,000
Terence F. Kelly...............................        2,000             6,000           18,900/8,900        357,580/196,425

SPECIAL TERMINATION AGREEMENTS

     Each of the persons named in the compensation table set forth above as well as other key employees have entered into Special Termination Agreements with the Company. These Agreements provide that if there is a

"Change in Control" of the Company (as defined in the Agreements), and if during the two-year period following such Change in Control the officer's employment is terminated for any reason other than on account of death or for "cause," or the officer terminates his or her own employment following a demotion, reduction in compensation or similar event, the officer will be entitled to receive a lump sum payment from the Company within 15 days after the date of termination. Under the Agreements, the amount of the severance payment is based on an officer's length of service with the Company, ranging incrementally from one times the officer's average annual cash compensation after three years of service to three times the officer's average annual cash compensation after fifteen years of service.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was established in 1979 and comprised solely of independent, non-employee Directors. The Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Committee sets the salary of the Chief Executive Officer (CEO), sets relative relationships between the CEO salary and other key executives, and recommends to the Board the compensation program for Directors. The Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Committee periodically reviews the job performance of the Chief Executive Officer. The Audit Committee of the Board of Directors periodically reviews the job performance of the Chief Financial Officer.

     The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, and to recognize accomplishments under individually tailored business growth programs.

     Base salary for the CEO is set annually taking into consideration company sales growth, overall job performance, and mid-range pay levels for CEOs of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent and reliable sources. Mr. Reno's base salary was last increased upon his election as Chief Executive Officer of the Company on January 1, 1993. Mr. Reno's base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

     The Company's pay for performance annual bonus program is considered the most significant cash-based compensation component. Executives in this program earn a bonus set by growth in profit and return on assets from either their particular business unit or the Company as a whole. The plan is formula-based using weighted average three year (current and two trailing) performance and is designed so that consistently good individual performance over the three years provides the executive with the highest payout. The intent is to encourage investment decisions in undertakings that will provide the best medium term (three year) financial results. With consistently outstanding profit growth, an executive can earn a bonus of several times the executive's annual salary; or, with no profit growth and return on assets below standard, no bonus at all. For fiscal year 1994, Mr. Reno's bonus, earned as a result of prior years' performance, represents approximately 7.2% of his base salary.

     The third compensation component is an ownership-linked stock option program. This is the long term element in the compensation program. Stock options, granted at market price, vest annually in the third through seventh years. A longer executive time horizon is set by sequential grants. The stock option program requires specified levels of continued stock ownership before vested portions of an option can be exercised. The required ownership level increases with each additional vested portion. The program is designed to encourage the executive to be a long term stockholder, and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long term growth in the market price of the Company's Common Stock for the gain to be realized.

     The size and frequency of option grants under the individually tailored business growth program are based on individually set performance objectives, milestones, and periodic result reviews. Both financial and non-financial specific goals are set aimed at building future marketplace strengths, intercompany cooperation and alliances, achieving corporate success factors, and, when appropriate, restructuring issues. Grants are made from a Compensation Committee defined pool of shares, the size of which is based on the Company's growth in earnings per share. Option grants for purposes other than the individually tailored growth program are based on management's specific recommendations, and review and approval by the Compensation Committee.

     Section 162(m) of the Internal Revenue Code (the "Code"), which became effective on January 1, 1994, will generally limit the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or other executive officers named in the Summary Compensation Table contained in this proxy statement. The Committee's policy with respect to Code Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's 1994 Stock Option and Incentive Plan has been drafted in a manner that will qualify stock options as performance-related compensation not subject to the cap on deductibility imposed by Code Section 162(m).

James B. Hangstefer, Chairman
Theodore Cohn
Paula Stern

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       FOR THE YEAR ENDED MARCH 31, 1994

     The graph that follows compares the five-year cumulative total return of the Common Stock with the S&P 500 Composite Stock Price Index and the S&P High
Tech Composite Index. It assumes an investment of $100 on March 31, 1989 in the
Common Stock of the Company, and the stocks comprising the S&P 500 and the S&P
High Tech Composite Index.

 Measurement Period                                  S&P 500         High Tech
(Fiscal Year Covered)             Dynatech Corp       Index          Composite
3/1989                               100.00          100.00           100.00
3/1990                                86.11          119.27           107.95
3/1991                               112.50          136.46           117.85
3/1992                               109.72          151.53           120.60
3/1993                               148.61          174.60           132.52
3/1994                               102.78          177.17           155.86

                                 PROPOSAL NO. 2

     APPROVAL OF DYNATECH CORPORATION 1994 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL

     The Board of Directors has adopted the Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Plan") for Directors, officers, and other employees of the Company and its Subsidiaries, subject to the approval of the Plan by the stockholders.

     The Plan is to be administered by a Committee of the Board of Directors (the "Committee"). The Committee, at its discretion, may grant a variety of stock incentive awards based on the Common Stock of the Company. Awards under the Plan may include stock options (both Incentive Options and Non-Qualified Options), grants of restricted stock, grants of performance shares, and unrestricted grants of stock.

     Subject to adjustment for stock splits, stock dividends, and similar events, the total number of shares of Common Stock that can be issued under the Plan is 450,000 (including approximately 250,000 unused shares presently reserved under the Company's 1992 Stock Option Plan). The aggregate number of shares of Restricted Stock and Unrestricted Stock granted under the Plan may not exceed 90,000, and no more than

20,000 shares of such stock may be granted to any one individual. Under certain circumstances, awards which are forfeited, reacquired by the Company, satisfied without the issuance of Common Stock, or otherwise terminated do not count against the total number of shares issuable under the Plan. Shares issued under the Plan may be authorized but unissued shares, or shares reacquired by the Company. In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by Section 162(m) of the Code, the Plan also provides that no more than 100,000 stock options may be granted to any one individual in any one-year period. If the Plan is approved, based solely on the closing price of the Common Stock in the NASDAQ National Market System on June 1, 1994, the maximum aggregate market value of the securities which will become available for issuance under the Plan is $7,875,000. The actual value of the securities to be issued will be determined by the fair market value of the underlying shares on the dates such securities are issued and the actual amount to be received by the Company's issuance of such shares will be determined by the exercise prices of the grants.

RECOMMENDATION

     The Board of Directors believes that stock options and other stock-based awards can play an important role in the success of the Company and that this role must increase if the Company is to continue to attract, motivate, and retain the caliber of Directors, officers, and other employees necessary to the Company's future growth and success. The Board of Directors believes that the Plan, which provides for a greater range of stock-based incentive awards than the 1992 Stock Option Plan, will help the Company achieve its goals by keeping the Company's incentive compensation program competitive with those of other companies. Accordingly, the Board of Directors believes that the Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Plan. The Plan will not take effect unless it is approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE PLAN

     The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined have the meanings provided in the Plan.

     Plan Administration; Eligibility. The Plan is to be administered by a Committee of the Board of Directors of the Company consisting of all of the Outside Director members of the Compensation Committee of the Board of Directors, or by any other committee with not less than two Outside Directors performing similar functions, as appointed by the Board of Directors from time to time. All members of the Committee must be "disinterested persons" as that term is defined under the rules promulgated by the Securities and Exchange Commission and "outside directors" as defined in Section 162 of the Code and the regulations promulgated thereunder.

     The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Plan. Persons eligible to participate in the Plan generally will be those employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries, as selected from time to time by the Committee. Directors of the Company and its Subsidiaries will also be eligible for certain awards under the Plan.

     Stock Options. The Plan permits the granting of both options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant except that, upon the request of an employee and with the consent of the Committee, an employee may elect to receive a Non-Qualified Option in lieu of any cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Awards of Incentive Options may be granted under the Plan until June 15, 2004.

     The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

     To qualify as Incentive Options, options must meet additional Federal tax requirements, including a shorter term and higher minimum exercise price in the case of certain large shareholders. The Plan provides that to the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate Fair Market Value (determined at the time of grant) of the Stock with respect to which Incentive Options granted under the Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     Stock Options Granted to Non-Employee Directors. The Plan provides for the automatic grant of Non-Qualified Options to Non-Employee Directors, which term does not include any current or former officer or employee of the Company. Each Non-Employee Director who is serving as a Director of the Company on June 16, 1994 and who has served as a Director of the Company continuously for fifteen years or more as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Option to purchase 15,000 shares of Common Stock. Each Non-Employee Director who is serving as a Director of the Company on June 16, 1994 and who has served as a Director of the Company for more than five years, but less than fifteen years as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Option to purchase 7,500 shares of Common Stock. Each Non-Employee Director who is serving as a Director of the Company on June 16, 1994 and who has served as a Director of the Company for less than five years as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Option to purchase 5,000 shares of Common Stock. Each Non-Employee Director who is first elected as a Director after June 16, 1994 shall automatically be granted on the date first elected as a Director a Non-Qualified Option to purchase 5,000 shares of Common Stock. Each Non-Employee Director who is serving as Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 1995 Annual Meeting, shall automatically be granted on such day a Non-Qualified Option to purchase 1,500 shares of Common Stock. The exercise price of each such Non-Qualified Option is to be equal to the fair market value of the Common Stock on the date of grant.

     Restricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the employees may forfeit their awards of Restricted Stock. Restricted Stock also may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees.

     A Non-Employee Director may, pursuant to an irrevocable written election at least six months before directors' fees would otherwise be paid, receive all or a portion of such fees in Unrestricted Stock (valued at fair market value on the date the directors' fees would otherwise be paid.)

     Performance Share Awards. The Committee may grant awards ("Performance Share") to employees entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine. Except as otherwise determined by the Committee, rights under a Performance Share award not yet earned will terminate upon a participant's termination of employment. Performance Shares may be awarded independently or in connection with stock options or other awards under the Plan.

     Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments or may (subject to the provisions described below under "Change of Control Provisions") accelerate or, upon payment or other consideration for the vested portion of any awards as the Committee deems equitable in the circumstances, terminate such awards.

     Tax Withholding. Plan participants are responsible for the payment of any Federal, state, or local taxes which the Company is required by law to withhold from the value of any award. The Company may deduct any such taxes from any payment otherwise due to the participant. Participants may elect to have such tax obligations satisfied either by authorizing the Company to withhold shares of stock to be issued pursuant to an award under the Plan or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes. Such an election is subject to certain limitations for participants subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by the Company's stockholders if and to the extent required by the Exchange Act to ensure that awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Exchange Act or to preserve the status of Incentive Options granted under the Plan.

     Change of Control Provisions. The Plan provides that in the event of a "Change of Control" of the Company, all stock options shall automatically become fully exercisable, unless the Committee shall otherwise provide at the time of the grant. Restrictions and conditions on awards of Restricted Stock likewise shall automatically be deemed waived. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

EFFECTIVE DATE OF PLAN

     The Plan will become effective upon approval by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Grants of the stock options and other awards may be made prior to the effective date, subject to stockholder approval of the Plan.

NEW PLAN BENEFITS

     The table below shows the aggregate number of Non-Qualified Options that will be granted to Non-Employee Directors in 1994, assuming adoption of the Plan. Each Non-Qualified Option granted to a Non-Employee Director will have an option exercise price equal to the fair market value of the Common Stock on the date of grant. The number of shares that may be granted to the employee Directors, executive officers and to non-executive officer employees is undeterminable at this time, as any such grants are subject to the discretion of the Committee.

                      1994 STOCK OPTION AND INCENTIVE PLAN

                                                                           NUMBER OF
                                                                            SHARES
                                                                          UNDERLYING
                              NAME AND POSITION                          STOCK OPTIONS
                              -----------------                          -------------
        Non-Employee Director Group (6 persons)......................        65,000

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal Federal income tax consequences of option grants under the Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

     Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative maximum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount for tax purposes. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, except in the case of death, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

     Non-Qualified Options. With respect to Non-Qualified Options under the Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

     Section 83 of the Code and the regulations thereunder provide that the date for reporting and determining the amount of ordinary income (and the Company's equivalent deduction) upon exercise of a Non-Qualified Option and for the commencement of the holding period of the shares thereby acquired by a person who is subject to Section 16 of the Exchange Act will be delayed until the date that is the earlier of (i) six months after the date of exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability.

     Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time that the stock is no longer subject to forfeiture less any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. The Company generally will receive a tax deduction equal to the amount includable as ordinary income to the recipient.

     If Restricted Stock is received in connection with another award under the Plan, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for Restricted Stock.

     Unrestricted Stock. The recipient of Unrestricted Stock will generally be subject to tax at ordinary income rates on the fair market value of the stock on the date that the stock is issued to the participant less any amount paid for such stock. The Company generally will be entitled to a deduction equal to the amount treated as compensation that is taxable as ordinary income to the recipient.

     Performance Shares. The recipient of a Performance Share award will generally be subject to tax at ordinary income rates on the fair market value of any Common Stock issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

     Dividends. Dividends, if any, paid on Restricted and Unrestricted Stock, to the extent includable in a participant's income under the Plan, will be taxed at ordinary income rates. Generally, the Company will not be entitled to any deduction for dividends paid on Unrestricted Stock and Restricted Stock for which the recipient filed a Section 83(b) election. The Company will be entitled to a deduction for dividends paid on Restricted Stock for which a Section 83(b) election has not been filed.

     Payments in Respect of a Change of Control. The Plan provides for acceleration or payment of awards and related shares in the event of a Change of Control. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Company stock and benefits plans and other contracts with employees in the event of a Change of Control could be subject to being combined with Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

     Limitation on the Company's Deduction. As a result of new Section 162(m) of the Code, the Company's deduction for stock awards other than options under the Plan may be limited to the extent that a "covered employee" (e.g., the chief executive officer) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

                             SELECTION OF AUDITORS

     The Board of Directors has selected the accounting firm of Coopers & Lybrand to serve as the Company's principal accountant for the fiscal year ending March 31, 1995. Coopers & Lybrand acted as principal accountant for the fiscal year ended March 31, 1994. A representative of Coopers & Lybrand will be present at the Annual Meeting, available to respond to appropriate questions, and given the opportunity to make a statement if the representative so desires.

                           PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Directors' proxy statement for the Company's 1995 Annual Meeting, it must be received at the principal executive office of the Company on or before February 24, 1995. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

                       VOTING AND SOLICITATION OF PROXIES

     The persons named in the enclosed proxy will vote as directed in the proxy, and in the absence of such direction will vote for the election of the applicable nominees for Director named herein. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum. Shares of Common Stock whose holders either are present in person at the Annual Meeting but not voting, or have submitted proxies with respect to which authority has been withheld, will be treated as present at the Annual Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business and will have the effect of a vote against approval of the Plan, but will be disregarded in determining the votes cast for purposes of the election of Directors. Unmarked proxies submitted by intermediaries that are record holders of Common Stock beneficially owned by others will be treated in a similar manner for purposes of determining the presence or absence of a quorum and determining the votes cast for purposes of the election of Directors, but will not be considered entitled to vote for purposes of approval of the Plan and therefore will have no effect on the outcome of the vote on approval of the Plan.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, Directors, or employees of the Company by telephone or in person. The Company also has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $10,000 plus reasonable expenses.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     IF YOU MAY NOT BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Burlington, Massachusetts
June 17, 1994

                                                                      APPENDIX A

                              DYNATECH CORPORATION

                      1994 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Directors of Dynatech Corporation and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

     "Board" means the Board of Directors of the Company.

     "Cause" means and shall be limited to a vote of the Board of Directors resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary, (iv) the performance of duties in an incompetent manner after notice to the participant and the expiration of a 90 day period during which the participant has an opportunity to correct such incompetence, and (v) any unlawful conduct or act of moral turpitude by the participant.

     "Change of Control" is defined in Section 13.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means any Committee of the Board referred to in Section 2.

     "Disability" means disability as set forth in Section 22(e)(3) of the Code.

     "Disinterested Person" means a Non-Employee Director who qualifies as such under Rule 16b-3(c)(2)(i) promulgated under the Act, or any successor definition under said Rule.

     "Effective Date" means the date on which the Plan is approved by shareholders as set forth in Section 15.

     "Electoral Event" means any contested election of Directors, or any tender or exchange offer for the Stock, not approved by the Prior Directors, by any Person other than the Company or a Subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

     "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the NASDAQ National Market System, or if applicable, any other national stock exchange on which the Stock is traded.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Non-Employee Director" means a member of the Board who is not also a current or former officer or employee of the Company or any Subsidiary.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Outside Director" means a member of the Board who qualifies as such under
Section 162(m) of the Code and the regulations promulgated thereunder.

     "Performance Share Award" means an Award granted pursuant to Section 8.

     "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 promulgated under the Act).

     "Prior Directors" means the persons sitting on the Board immediately prior to any Electoral Event (or, if there has been no Electoral Event, those persons sitting on the Board on the date of adoption by the Board of this Plan) and any future Director of the Company who has been nominated or elected by a majority of the Prior Directors who are then members of the Board.

     "Restricted Stock Award" means an Award granted pursuant to Section 6.

     "Stock" means the Common Stock of the Company, subject to adjustments pursuant to Section 3.

     "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "Unrestricted Stock Award" means an Award granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

     (a) Committee. The Plan shall be administered by a Committee consisting of all of the Outside Director members of the Compensation Committee of the Board, or by any other committee of not less than two Outside Directors performing similar functions, as appointed by the Board from time to time. Each member of the Committee shall be a Disinterested Person.

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock, and Performance Shares or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate the exercisability or vesting of all or any portion of any Option;

          (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

          (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 450,000.* For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that (i) no more than 100,000 Stock Options may be granted to any one individual participant during any one-year period, (ii) no more than 90,000 shares of Restricted Stock and Unrestricted Stock may be granted under the Plan, and (iii) no more than 20,000 shares of Restricted Stock and Unrestricted Stock may be granted to any one individual participant. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate

- - - ---------------

     * Including unused shares presently reserved under 1992 Stock Option Plan.

number of shares reserved for issuance under the Plan and the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances).

     (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.  ELIGIBILITY

     Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Non-Employee Directors are also eligible to participate in the Plan but only to the extent provided in Section 5(b) and Section 7 below.

SECTION 5.  STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after June 15, 2004.

     (a) Stock Options Granted to Employees. The Committee in its discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of Fair Market Value on the grant date.

          (ii) Grant of Options in Lieu of Cash Bonus. Upon the request of an employee and with the consent of the Committee, such employee may elect each calendar year to receive a Non-Qualified Stock Option in lieu of cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company, but only if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days preceding January 1 of the calendar year in which the cash bonus would otherwise be paid. A Non-Qualified Stock Option shall be granted to each employee who made such an irrevocable election on the date the waived cash bonus would otherwise be paid; provided, however, that with respect to an employee who is subject to
         Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day). The exercise price per share shall be determined by the Committee but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares subject to the Stock Option shall be determined by dividing the amount of the waived cash bonus by the difference between the Fair Market Value of a single share of Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for the whole number of shares so determined; the value of any fractional share shall be paid in cash. An employee may revoke his election under this Section 5(a)(ii) on a prospective basis at any time; provided, however, that with respect to an employee who is subject to Section 16 of the Act, such revocation shall only be effective six months and one day following the date of such revocation.

                (iii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

                (iv) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash bonus shall be exercisable immediately. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                (v) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:


                (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

                (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                (C) By the optionee delivering to the Company a properly
              executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (vi) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (vii) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

          (viii) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) Stock Options Granted to Non-Employee Directors.

          (i) Automatic Grant of Options. Each Non-Employee Director who is serving as Director of the Company on June 16, 1994 and who has served as a Director of the Company continuously for fifteen years or more as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Stock Option to purchase 15,000 shares of Stock. Each Non-Employee Director who is serving as a Director of the Company on June 16, 1994 and who has served as a Director of the Company for more than five years, but less than fifteen years as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Option to purchase 7,500 shares of Stock. Each Non-Employee Director who is serving as Director of the Company on June 16, 1994 and who has served as a Director of the Company for less than five years as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Stock Option to purchase 5,000 shares of Stock. Each Non-Employee Director who is first elected as a Director after June 16, 1994 shall automatically be granted on the date first elected as a Director a Non-Qualified Stock Option to purchase 5,000 shares of Stock. Each Non-Employee Director who is serving as Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 1995 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to purchase 1,500 shares of Stock. The exercise price per share for the Stock covered by a Stock Option granted hereunder shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

          (ii) Exercise; Termination; Non-transferability.

             (A) Except as provided in Section 13, no Option granted under
        Section 5(b)(i) may be exercised prior to the date which is six months after the date upon which it was granted. No Option issued under this
        Section 5(b) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

             (B) If the Non-Employee Director ceases to be a Director for Cause, the Options shall terminate immediately on the date on which he ceases to be a Director.

             (C) No Stock Option granted under this Section 5(b) shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the optionee's lifetime only by the optionee. Any Option granted to a Non-Employee Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death or until the expiration of the stated term of the option, if earlier.

                (D) Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(v). An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iii) Limited to Non-Employee Directors.  The provisions of this
     Section 5(b) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(b) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors. The provisions of this Section 5(b) which affect the price, date of exercisability, option period or amount of shares under an option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.

SECTION 6.  RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Award. The Committee may grant Restricted Stock Awards to any employee of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares of Stock covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

     (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of the Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, retirement, Disability, and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

     (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

     (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares.

SECTION 7.  UNRESTRICTED STOCK AWARDS

     (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) to any employees of the Company or any Subsidiary shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such employee.

     (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of an employee and with the consent of the Committee, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid, or on the effective date of the election, if later). With respect to any employee who is subject to Section 16 of the Act, such irrevocable election shall become effective no earlier than six months and one day following the date of such election and the revocation of such election shall be effective six months and one day following the date of the revocation.

     (c) Elections to Receive Unrestricted Stock in Lieu of Directors'
Fees. Each Non-Employee Director may, pursuant to an irrevocable written election delivered to the Company, receive all or a portion of his cash director's fees in Unrestricted Stock (valued at Fair Market Value on the date or dates the director's fees would otherwise be paid, or on the effective date of the election, if later). Such election shall be effective no earlier than six months and one day following the date of such election. Any revocation of such election shall be effective six months and one day following the date of the revocation.

SECTION 8.  PERFORMANCE SHARE AWARDS

     (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

     (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 11, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  TAX WITHHOLDING

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

          (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 9(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of revenues of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

          (B) such election shall be irrevocable;

          (C) such election shall be subject to the consent or disapproval of the Committee; and

          (D) the Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.  AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. To the extent required by the Code to ensure that Options granted hereunder qualify as Incentive Stock Options and to the extent required by the Act to ensure that Awards and Options granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, Plan amendments shall be subject to approval by the Company's shareholders.

SECTION 12.  STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, shares of Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13.  CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 13:

     (a) Each Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

     (b) Restrictions and conditions on Restricted Stock Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) when, without the prior approval of the Prior Directors of the Company, any Person is or becomes the beneficial owner (as defined in Section 13(d) of the Act and the Rules and Regulations promulgated thereunder), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations promulgated under the Act) of such Person, directly or indirectly, of 25% or more of the outstanding Stock, (ii) the failure of the Prior Directors to constitute a majority of the Board at any time with the two years following any Electoral Event, or (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company.

SECTION 14.  GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders. Subject to such approval by the shareholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.

SECTION 16.  GOVERNING LAW

     This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.

PROXY

                              DYNATECH CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



        The undersigned hereby appoints JOHN F. RENO, ROBERT H. HERTZ, and JOHN A. MIXON, and each of them, proxies with full power of substitution to vote as set forth below and in their discretion upon such other matters as may properly come before the meeting, for and on behalf of the undersigned all the shares of common stock of DYNATECH CORPORATION held of record by the under-signed at the close of business on June 13, 1994, at the Annual Meeting of Stockholders to be held in the Goodwin, Procter & Hoar Conference Center,
2nd Floor, Exchange Place, Boston, Massachusetts, on Tuesday, July 26, 1994 at 10:00 a.m., and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED BUT IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR PROPOSAL 1, THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, THE APPROVAL OF THE 1994 STOCK OPTION AND INCENTIVE PLAN, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                                                  ------------
                                                                   SEE REVERSE
      PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY        SIDE
  CARD PROMPTLY IN THE ENCLOSED ENVELOPE                          ------------



/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE
- - - --------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              PROPOSALS 1 AND 2.
- - - --------------------------------------------

1. To elect Directors for a term expiring in
   1997 (as set forth in the Proxy Statement).                                                               FOR   AGAINST  ABSTAIN
Nominees: Theodore Cohn, Warren A. Law,                 2.  To approve the 1994 Stock Option and Incentive   / /     / /     / /
          John F. Reno                                      Plan (as set forth in the Proxy Statement).
             FOR        WITHHELD
             ALL        FROM ALL                            The undersigned hereby revokes any proxy previously given and
           NOMINEES    ALL NOMINEES                         acknowledges receipt of the Notice of Annual Meeting, Proxy Statement,
             / /           / /                              and 1994 Annual Report of the Company which either accompanied or preceded this proxy. This proxy may be revoked at any time before it is
______________________________________________________      exercised.
For, except vote withheld from the above nominee(s).
                                                                        MARK HERE                   MARK HERE
                                                                       FOR ADDRESS  / /            IF YOU PLAN / /
                                                                        CHANGE AND                  TO ATTEND
                                                                       NOTE AT LEFT                THE MEETING

                                                            Sign exactly as name appears in stencil.  When signing as Executor,
                                                            Administrator, Trustee, or Guardian, etc., please add full title.
                                                            This proxy votes all shares held in all capacities.

                                                            Signature: __________________________________________ Date ___________

                                                            Signature: __________________________________________ Date ___________

                                                            Title:_______________________________________________
